UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2015, GPT Property Trust LP (the “Operating Partnership”), the operating subsidiary of Gramercy Property Trust Inc. (the “Company”), entered into Amendment No. 1 to the Revolving Credit and Term Loan Agreement (the “Amendment”), among the Operating Partnership, the Company and certain of its subsidiaries as guarantors, the lenders referred to therein (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”). The Amendment modifies that certain Revolving Credit and Term Loan Agreement, dated as of June 9, 2014 (the “Credit Agreement”), by and among the Operating Partnership, the lenders referred to therein, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners and joint arrangers, the Administrative Agent, and Bank of America, N.A. as syndication agent.

As previously disclosed, prior to the Amendment, the Credit Agreement provided for a $400.0 million senior unsecured credit facility, consisting of a $200.0 million senior revolving credit facility (the “Revolving Credit Facility”) and a $200.0 million senior term loan facility (the “Term Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). After giving effect to the Amendment, the borrowing capacity under the Revolving Credit Facility was increased by $200.0 million to $400.0 million, bringing the total borrowing capacity under the Credit Facilities to $600.0 million.

Also as previously disclosed, prior to the Amendment, the Credit Agreement contained an accordion feature (the “Accordion Feature”) that would permit the Operating Partnership to increase the size of the Credit Facility from $400.0 million to $800.0 million, subject to the approval of the lenders providing such incremental financing and satisfaction of certain customary conditions. After giving effect to the Amendment, the Accordion Feature under the Credit Facilities increased from $400.0 million to $600.0 million. As a result of the Amendment and after giving effect to the partial exercise of the Accordion Feature described in the foregoing paragraph, there is $400.0 million remaining under the Accordion Feature, which, if exercised in full, would bring total borrowing capacity under the Credit Facilities to $1 billion.

The foregoing does not constitute a complete summary of the terms of the Amendment and reference is made to the complete text of the governing document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by referenced herein. A copy of the Credit Agreement was filed as Exhibit 10.1 to Company’s Current Report on Form 8-K filed on June 13, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title

10.1	Amendment No. 1 to the Revolving Credit and Term Loan Agreement, dated as of January 22, 2015, among the Operating Partnership, the Company and certain of its subsidiaries, the Lenders referred to therein and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

10.1	Amendment No. 1 to the Revolving Credit and Term Loan Agreement, dated as of January 22, 2015, among the Operating Partnership, the Company and certain of its subsidiaries, the Lenders referred to therein and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.